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                                                                   EXHIBIT 21.1

                   LIST OF SUBSIDIARIES AS OF APRIL 26, 2002

   As of April 26, 2002 our listing of subsidiaries is as follows:

   Barbeques Galore Limited

   whose controlled entities are:

      Galore Group Nominees Pty Limited

      Vilbrent Pty Limited

      Barbeques Galore (Aust) Pty Limited

      whose controlled entities are:

          Galore Pty Limited

          The Galore Group (International) Pty Limited

          whose controlled entity is:

             The Galore Group (U.S.A.), Inc.

             whose controlled entities are:

                 Barbeques Galore, Inc.

                 Barbeques Galore Online, Inc.

      Barbeques Galore Services Pty Limited

      whose controlled entities are:

          Cook-on-Gas Products (Australia) Pty Limited

          whose controlled entities are:

             Bosmana Pty Limited

             Cougar Leisure Products Pty Limited

          G.L.G. Australia Pty Limited

          whose controlled entities are:

             Australian Enamellers Pty Limited

             Douglas Manufacturing Pty Limited

             Park-Tec Engineering Pty Limited

          Pricotech Leisure Brands Pty Limited

          Redgun Pty Limited

   (a): All the abovementioned subsidiaries are incorporated in Australia with the exception of:

          The Galore Group (U.S.A.), Inc;

          Barbeques Galore, Inc; and

          Barbeques Galore Online, Inc.

       which are incorporated in the United States of America.

   (b): All the abovementioned subsidiaries have ordinary shares as issued share capital and are 100% owned.